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                                                                  Exhibit 4.6

                                    Agreement
                                    ---------

         Agreement, made as of July 2, 2003 between Consumers Financial Corp. having its principal place of business located at 132 Spruce Street, Cedarhurst, NY, 11516 (the "Corporation"), and Stephen J. Burns, a private corporate consultant, whose principal place of business is located at 39222 Wrexham Court, Bensalem, PA 19020.

         Whereas, the Corporation wishes to assure itself of the services of the Consultant for the period provided in this Agreement, and the Consultant is willing to provide his services to the Corporation for said period under the terms and conditions hereinafter provided.

         Now, therefore, in consideration of the premises and of the mutual promises and covenants herein contained, the parties hereto agree as follows:

                                    Article I
                                   Engagement

         The Corporation agrees to and does hereby engage the Consultant, and the Consultant agrees to and does hereby accept engagement by the Corporation for period commencing on the date hereof and ending on December 31, 2003. The period during which Consultant shall serve in such capacity shall be deemed the "Engagement Period" and shall hereinafter be referred to as such. The Corporation also acknowledges that the Consultant has consulted with the Corporation since February 2003.

                                   Article II
                                    Services

         Section 2.1 The Consultant shall render to the Corporation the services described below, with respect to which the Consultant shall apply his best efforts and devote such time as shall be reasonably necessary to perform his duties hereunder and advance the interests of the Corporation. The Consultant shall report directly to the Chief Executive Officer of the Corporation and to such persons as the Chief Executive Officer shall direct.

         Section 2.2 The services to be rendered by the Consultant to the Corporation shall consist of (a) developing an in-depth familiarization with the Corporation's business objectives and bring to its attention potential or actual opportunities which meet those objectives or logical extensions thereof; (b) advising the Corporation with respect to its corporate development including such factors as position in competitive environment, financial performances vs. competition, strategies, operational viability, etc.; (c) identifying prospective suitable acquisitions for the Corporation, perform appropriate diligence investigations with respect thereto, advising the Corporation with respect to the desirability of pursuing such prospects, and assisting the Corporation in any negotiations which may ensue therefrom; and (d) introducing the Corporation to some of its contacts which may have an interest in investing in the Corporation or any of its potential projects.

         Section 2.3 The services to be rendered by the Consultant to the Corporation shall under no circumstances include (a) any activities which could be deemed by the Securities and Exchange Commission ("SEC") to constitute investment banking or any other activities requiring the Consultant to register as a broker-dealer under the Securities Exchange Act of 1934; (b) any activities which could be deemed by the SEC to be in connection with the offer or sale of securities; or (c) any activities which directly or indirectly promote or maintain a market for the Corporation's securities.



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                                   Article III
                                  Compensation


         Section 3.1 For the services and duties to be rendered and performed by the Consultant during the Engagement Period and in consideration of the Consultant's having entered into this Agreement, the Corporation agrees to issue to the Consultant 140,000 shares of common stock of the Corporation ("Shares"). The Corporation shall register the Shares on a S-8 registration statement.

         The Consultant understands that any Shares he receives will not be registered under the Securities Act of 1933, as amended (the "Securities Act") or the securities laws of any state thereof, nor is such registration contemplated. The Consultant understands and agrees further that the Shares must be hold and may not be transferred until and unless the Shares are registered under the Securities Act and the securities laws of any other jurisdiction or an exemption from registration under the Securities Act and such laws is available. The Consultant understands that legends stating that the Shares have not been registered under the Securities Act and the securities laws of any other jurisdiction and setting out or referring to the restrictions on the transferability and resale of the Shares will be placed on all documents evidencing the Shares.


                                   Article IV
                                  Trade Secrets


         Consultant agrees that any trade secrets, material non-public information or any other like information of value relating to the business of the Corporation or any of its affiliates, including but not limited to, information relating to pricing, potential transactions, processes, systems, methods, formulae, patents, patent application, research activities and plans, contracts, names of potential sellers and brokers, which he has acquired during his engagement by the Corporation or any of its affiliates or which he may hereafter acquire during the Engagement Period as the result of any disclosures to him, or in any other way, shall be regarded as held by the Consultant in a fiduciary capacity solely for the benefit of the Corporation, its successors or assigns, and shall not at any time, either during the term of this Agreement or thereafter, be disclosed, divulged, furnished, or made accessible by the Consultant to anyone, or be otherwise used by his except in the course of business of the Corporation or its affiliates. The covenants set forth herein shall survive the expiration of the Engagement Period and termination of this Agreement and shall remain in full force and effect regardless of the cause of such termination.


                                    Article V
                                   Assignment

         This Agreement may be assigned by the Corporation to an affiliate, provided that any such affiliate shall expressly assume all obligations of the Corporation under this Agreement. Consultant agrees that if this Agreement is so assigned, all the terms and conditions of this Agreement shall be between assignee and himself with the same force and effect as if said Agreement had been made with such assignee in the first instance. This Agreement shall not be assigned by the Consultant without the express written consent of the Corporation.

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                                   Article VI
                                  Miscellaneous


         Section 6.1 Consultant is and shall at all times be an independent contractor with respect to the services that it is rendering to Corporation pursuant to this Agreement and Consultant shall at no times be an affiliate, employee, agent, partner or representative of Corporation and Consultant shall not take any action nor in any way hold itself out as such. At no time shall Consultant have any authority or power to bind the Corporation or to act on behalf of the Corporation in any manner, including without limitation, making any direct or indirect representation or covenant by the Corporation to any third party.

         Section 6.2 This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without reference to the choice of law principles thereof.

         Section 6.3 Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision is unenforceable or invalid under such law, such provision shall be ineffective only to the extent of such unenforceability or invalidity, and the remainder of such provision and the balance of this Agreement shall in such event continue to be binding and in full force and effect.

         Section 6.4 This Agreement may be terminated by either party upon 3-days' prior written notice.


         IN WITNESS WHEREOF, the parties hereto have executed the above Agreement as of the day and year first above written:


                                             Consumers Financial Corporation


                                             By: /s/ Don Hommel
                                                ---------------
                                                      Name:



                                             /s/ Stephen J. Burns
                                             --------------------
                                             Stephen J. Burns